EXHIBIT 11

            NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES

     Computation of the Average Number of Shares of Common Stock Outstanding
         For the Three and Nine Months Ended September 30, 1998 and 1997

                                                                                                       (4)
                                                                                                Average Number of
                                                                                                Shares Outstanding
                                                                                                  As Shown on the
                                                                                                   Consolidated
                                                (1)                  (2)             (3)           Statement of
                                             Shares of            Number of         Share             Income
                                              Common                Days             Days      (3 divided by number
                                               Stock             Outstanding       (2 x 1)     of Days in Period)
                                             ---------           -----------      --------     ---------------------

                                            For The Three Months Ended September 30:
                                            ----------------------------------------
JULY 1 - SEPTEMBER 30, 1998. . . . . . . .  187,364,863               92         17,237,567,396    187,364,863
                                            ===========                     ===================   ============

July 1 - September 30, 1997. . . . . . . .  144,390,619               92         13,283,936,948
Shares issued -
   Acquisition - Syracuse
      Suburban Gas Company, Inc.-. . . . .       28,732               86              2,470,952
                                            -----------                     -------------------
                                            144,419,351                          13,286,407,900    144,417,477
                                            ===========                     ===================   ============


                                            For The Nine Months Ended September 30:
                                            ---------------------------------------

JANUARY 1 - SEPTEMBER 30, 1998 . . . . . .  144,419,351              273         39,426,482,823
SHARES ISSUED IN ACCORDANCE
   WITH THE MRA  AGREEMENT -
   JUNE 30 . . . . . . . . . . . . . . . .   42,945,512               93          3,993,932,616
                                            -----------                     -------------------
                                            187,364,863                          43,420,415,439    159,049,141
                                            ===========                     ===================   ============

January 1 - September 30, 1997 . . . . . .  144,365,214              273         39,411,703,422
Shares issued -
   Acquisition - Syracuse
     Suburban Gas Company, Inc. -. . . . .       54,137                *              9,279,492
                                            -----------                     -------------------
                                            144,419,351                          39,420,982,914    144,399,205
                                            ===========                     ===================   ============


Note: Earnings per share calculated on both a primary and fully diluted basis are the same due to the effects of rounding.

    * Number of days outstanding not shown as shares represent an accumulation of two quarterly issues during the period. Share days for shares issued are based on the total number of days each share was outstanding during the period.